UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 5, 2020

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 8.01 Other Events.

Boise Cascade Company (the “Company”) announced to plan participants that it will freeze accrual of all benefits on its qualified defined benefit pension plan (the "Pension Plan") effective August 31, 2020, as well as its intention to terminate the Pension Plan (the "Plan Termination").

On August 5, 2020, the Company entered into a commitment letter (the “Commitment Letter”) with The Prudential Insurance Company of America (“Prudential”). Under the Commitment Letter, the Company agreed to purchase a buy-in group annuity contract (the “Buy-In”) from Prudential pursuant to which the Buy-In will fund lump-sum payments made to eligible plan participants in conjunction with the Plan Termination. The Company funded the purchase of the Buy-In with plan assets and transferred the premium amount to Prudential on August 6, 2020.

Under the lump-sum program, terminated vested participants and active employees (including applicable deferred beneficiaries and alternate payees) of the Pension Plan can elect to take a one-time voluntary lump-sum payment equal to the present value of future benefits. The lump-sum program is expected to close on October 31, 2020 and participants who elect to participate will receive payment on or about December 2, 2020, after which, neither the Pension Plan nor Prudential will have any further obligations to those participants. After completion of the lump-sum program, the Company expects to exercise its option to convert the Buy-In to a buy-out group annuity contract (“Buy-Out”) for no additional premium. When the Buy-Out becomes effective, the Company will irrevocably transfer to Prudential the future benefit obligations and annuity administration for all remaining plan participants (or their beneficiaries) in the Pension Plan.

By transferring the future benefit obligations and annuity administration to Prudential following the consummation of the conversion to the Buy-Out, the Company expects to fully eliminate its qualified pension plan liabilities and will record the related non-cash accounting adjustments as required by the application of pension settlement accounting rules when the Buy-Out becomes effective.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements. These statements reflect Company management’s current views and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) the inability to enter into the annuity contract within the expected timeframe or at all; (ii) the failure to realize the expected benefits from the entry into the annuity contract or the delay in realization thereof; (iii) the timing of the expected accounting adjustments; and (iv) other factors that can be found in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Vice President, General Counsel and Secretary
Date: August 10, 2020